UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2005

7-Eleven, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-16626	75-1085131
State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.

2711 North Haskell Avenue

Dallas, Texas 75204-2906

(Address of principal executive offices)

Registrant's telephone number, including area code: (214) 828-7011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. RESULTS OF OPERATION AND FINANCIAL CONDITION.

On March 10, 2005, 7-Eleven, Inc. (the "Company") issued a press release regarding the outcome of its previously announced review of its lease accounting. A copy of the press release is furnished as Exhibit 99.1.

The release includes references to "core earnings," which is a non-GAAP financial measure. The Company believes that core earnings, which exclude non-operating items, are more indicative of the Company's operating performance than net earnings. The press release includes a table that reconciles core earnings to net earnings, which the Company believes to be the most directly comparable GAAP financial measure, for all relevant periods.

The information contained in the attached Exhibit 99.1 is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description of exhibit
99.1	Press release dated March 10, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

7-ELEVEN, INC.

Date: March 11, 2005

/s/ EDWARD W. MONEYPENNY

_______________________________________

Edward W. Moneypenny

Senior Vice President and Chief Financial Officer

Exhibit 99.1

7-ELEVEN, INC. FINALIZES LEASE-RELATED ACCOUNTING REVIEW

DALLAS, Mar. 10, 2005--7-Eleven, Inc. (NYSE: SE), today reported it had finalized its review of its lease accounting. Over the past several months, a number of retail and restaurant companies reported that they were undertaking a review of their accounting for certain leases and leasehold improvements. In light of these developments, the company announced on January 27, 2005, that it would also conduct such a review.

As a result of the company's completed analysis, and in consultation with its audit committee, the company has decided to restate its previously issued financial statements to correct errors resulting from its accounting for leases. Management and the audit committee have discussed the matter with the company's independent registered public accounting firm.

In the restatement, the company has accelerated depreciation expense for assets related to operating leases to be amortized over the shorter of their useful life or the lease term, as defined in SFAS No. 13 "Accounting for Leases" as amended. Historically, the company had been amortizing certain of these assets over periods that extended beyond the lease term.

The company does not consider the impact of correcting the previously issued financial statements to be material to any one year. However, the cumulative effect, if recorded in the current year, would be material to that year, and therefore, the company believes that a restatement of prior year financial statements is appropriate. The lease accounting adjustments will not affect the company's current or future cash flow, revenues or same-store sales.

The primary impact to the company's previously issued financial statements is an increase in operating, selling, general and administrative expense (OSG&A), and a decrease to property and equipment.

The effect on certain financial measures for 2002 -- 2004 is as follows:
Net Earnings: As Reported [1] Less Lease Accounting Adjustments Revised	2002 $12.8 (1.2) 11.6	2003 $64.1 (2.0) 62.1	2004 $99.4 (2.9) 96.5
Net Earnings per Fully Diluted Share:
As Reported [1] Less Lease Accounting Adjustments Revised	0.13 (0.01) 0.12	0.58 (0.01) 0.57	0.83 (0.02) 0.81
Selected Balance Sheet Accounts:
Total Property and Equipment, Net Less Lease Accounting Adjustments Revised Stockholder's Equity [1] Less Lease Accounting Adjustments Revised	2,176.4 (10.6) 2,165.8 163.5 (6.4) $ 157.1	2,409.5 (13.8) 2,395.7 340.0 (8.4) $ 331.6	2,311.7 (18.6) 2,293.1 475.8 (11.3) $ 464.5

1As reported in the company's fourth quarter 2004 earnings release dated January 27, 2005.

2005 Core Earnings Guidance

As previously reported, the company expects core earnings per diluted share for 2005 to be in the range of $1.08 to $1.12, which includes the company's estimated cost of expensing stock options for 2005 of approximately $0.04 per diluted share.

The effect of the lease adjustments on core earnings and core earnings per diluted share for 2002-2004 is as follows:
Core Earnings: As Reported [1] Less Lease Accounting Adjustments Revised	2002 $ 76.2 (1.2) 75.0	2003 $ 88.9 (2.0) 86.9	2004 $ 117.6 (2.9) 114.7
Core Earnings per Fully Diluted Share:
As Reported [1] Less Lease Accounting Adjustments Revised	0.69 (0.01) 0.68	0.78 (0.02) 0.76	0.97 (0.02) 0.95

1As reported in the company's fourth quarter 2004 earnings release dated January 27, 2005.

Reconciliation of Net Earnings to Core Earnings
Earnings Summary
	2002	2003	2004
Net Earnings	$ 11.6	$ 62.1	$96.5

Adjustments (Net of Tax):
Cumulative Effect of Accounting Change: SFAS No. 143 FIN 46 and FIN 46R	28.1	10.2	5.1

Non-Operating Charges:
Discontinued Operations Debt Redemption and Other Items Loss from Currency Conversion	19.9 6.4 9.0	13.2 (5.4) 6.8	6.9 2.2 4.0

Core Earnings	$ 75.0	$ 86.9	$ 114.7

Core Earnings Guidance

The company believes that core earnings, which exclude non-operating items, are more indicative of the company's operating performance than net earnings. Certain items that impact net earnings, such as a gain or loss on foreign currency conversion, are difficult to forecast. Therefore, the company provides guidance based on core earnings.

About 7-Eleven, Inc.

7-Eleven, Inc. is the premier name and largest chain in the convenience retailing industry. Headquartered in Dallas, Texas, 7-Eleven, Inc. operates or franchises approximately 5,800 7-Eleven® stores in the United States and Canada and licenses approximately 22,000 7-Eleven stores in 17 other countries and U.S. territories throughout the world. During 2004, 7-Eleven stores worldwide generated total sales of more than $41 billion. Find more online at www.7-Eleven.com.

This release includes certain statements that are considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement that is not a statement of historical fact should be deemed to be a forward-looking statement. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of their likely impact; (ii) the publicly available information with respect to those factors on which our business analysis is based is complete or accurate; (iii) our analysis is correct; or (iv) our strategy, which is based in part on this analysis, will be successful. Additional information about these risks and uncertainties and other matters can be found in the company's annual report on Form 10-K for the year ended Dec. 31, 2003, and in its periodic reports on Form 10-Q and current reports on Form 8-K.

Contact Information:
Carole Davidson, CFA	Margaret Chabris
Vice President , Investor Relations	Media Relations
(214) 828-7021	(214) 828-7345